Exhibit 10.21

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of March 14, 2013, between H. Deworth Williams (“D. Williams”), Edward F Cowle (“Cowle”), and Geoff Williams (“G. Williams”), collectively “Sellers”) and John Victor Lattimore, Jr. (“Lattimore”) or one of his affiliated companies – which may include Lattimore Materials, Inc. and/or Unique Materials, LLC (“Purchasers”).

RECITALS

A.           Sellers are the legal and beneficial owners of certain shares of the issued and outstanding shares of U.S. Rare Earths, Inc., a Nevada corporation (the “Company”).

B.           Sellers desire to sell, and Purchasers desire to purchase one million shares (1,000,000) of the Company owned by Sellers (the “Shares”) pursuant to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.           Agreement to Purchase and Sell Shares at the Closing.  Subject to the terms and conditions of this Agreement, at the Closing (hereafter defined).  Sellers shall sell, assign, transfer, convey, and deliver to purchasers, and Purchasers shall accept and purchase the Shares and any and all rights in the Shares to which Sellers are entitled, and by doing so Sellers shall be deemed to have assigned all of their rights, titles and interests in and to the Shares to Purchasers.  Such sale of the Shares shall be evidenced by stock certificates, duly endorsed in blank or accompanied by stock powers duly executed in blank or other instruments of transfer in form and substance reasonably satisfactory to Purchasers.

2.           Consideration for Purchase.  In consideration for the sale of the Shares, Purchasers shall deliver to Sellers (the “Purchase Price”) an aggregate of One Million Dollars ($1,000,000) immediately upon Closing.

3.           Closing Deliveries.

(a)           The purchase and sale of the shares shall be held simultaneously with the final approval of the terms and conditions of the Settlement Agreement and General Release between the parties of the litigation pending in the Eighth Judicial District Court in Clark County, Nevada encaptioned U.S. Rare Earths, Inc. v. H. Deworth Williams et al., Civil Action No. A-12-668230-B (the “Nevada Litigation”) and the final dismissal with prejudice of the Writ of Mandamus pending in the U.S. District Court of Utah encaptioned H. Deworth Williams et al v. U.S. Rare Earths, Inc., Civil Action No. 2:12-cv-00905-RJS (the “Utah Petition”) (the “Closing”).

       (b)           Promptly upon the Closing and payment to Sellers of the Purchase Price for the Shares, the parties shall instruct the transfer agent of the Company to issue a stock certificate in the name of Purchasers representing the Shares.

4.           Representations and Warranties of Sellers.  As further inducement to Purchasers to enter into this Agreement and to consummate the transactions contemplated herein, Sellers hereby represent and warrant to Purchasers as follows:

4.1           Authority.  Sellers have the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform their obligations under this agreement.  This Agreement constitutes the legal, valid and binding obligations of sellers, enforceable against Sellers in accordance with the terms hereof.

4.2           Ownership.  Sellers are the sole record and beneficial owners of the shares, have good and marketable title to the Shares, free and clear of all Encumbrances (hereinafter defined), other than applicable restrictions under applicable securities laws, and have full legal right and power to sell, transfer an deliver the Shares to Purchasers in accordance with this Agreement.  “Encumbrances” means any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.  Upon the execution and delivery of this Agreement, Purchasers will receive good and marketable title to the Shares, free and clear of all Encumbrances, other than restrictions imposed pursuant to any applicable securities laws and regulations and other than those imposed by the corollary Voting Shareholder Agreement executed contemporaneously with this Agreement.

4.3           Valid Issuance.  The Shares are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights.

4.4           No Conflict.  None of the execution, delivery or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or )with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Sellers are a party or by which they are bound, or to which the Shares are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Sellers or the Shares.

4.5           No Consent.  No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by Sellers of any of the transactions on their part contemplated under this Agreement, other than any applicable filings required by the U.S. Securities and Exchange Commission (“SEC”).

4.6           No General Solicitation or Advertising.  Neither any Seller nor any of their affiliates nor any person acting on their behalf has (i) conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”).

       4.7           Full Disclosure.  No representation or warranty of Sellers to Purchasers in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.  There is no fact known to Sellers that has specific application to the Shares or the Company that material adversely affects or, as far as can be reasonable foreseen, materially threatens the Shares or the Company that has not been set forth in this Agreement.

4.8           Restricted Shares.  The Purchasers acknowledge that the Shares are “Restricted Securities” as defined by rule 144(a) promulgated under the securities Act.  Purchasers agree and acknowledge that the Shares are being purchased for investment purposes only and not for resale.

5.           Representations and Warranties of Purchasers.  As an inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated herein, Purchasers represent and warrant to Sellers as follows:

5.1           Authority.  Purchasers have the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement.  This Agreement constitutes the legal, valid and binding obligations of Purchasers, enforceable against Purchasers in accordance with the terms hereof.

5.2           No Consent.  No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by Purchasers of any of the transactions on its part contemplated under this Agreement.

5.3           No Conflict.  None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Purchasers are a party or by which they are bound: or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statue, or regulation, or that of any other governmental body or authority, applicable to Purchasers.

5.4           Potential Loss of Investment.  Purchasers understand that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of their entire investment.

5.5           Receipt of Information.  Purchasers have received all documents, records, books and other information pertaining to this investment that has been requested by Purchasers, including without limitation, the SEC filings made by this Company.

       5.6           No Advertising.  At no time were Purchasers presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional a meeting otherwise than in connection and concurrently with such communicated offer.

5.7           Investment Experience/”Accredited Investor” Status.  Purchasers (either by themselves or with their advisors) are (i) experienced in making investments of the kind described in this Agreement, (ii) able, by reason of their business and financial experience, to protect their own interests in connection with the transactions described in this Agreement, and (iii) able to afford the entire loss of its investment in the Shares.  In addition, Purchasers are “accredited investors” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act and they have otherwise been given access to the kind of information regarding the Company that would be contained in a registration statement if one were filed with the SEC.

5.8           Full Disclosure.  No representation or warranty of Purchasers to sellers in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.  There is no fact known to Purchasers that materially adversely affects or, as far as can be reasonably foreseen, that has not been set forth in this Agreement.

6.           Indemnification: Survival.

6.1           Indemnification.  Each party hereto shall jointly and severally indemnify and hold harmless the other party and such other party’s agents, beneficiaries, affiliates, representatives and their respective successors and assigns (collectively, the “Indemnified Persons”) from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys’ fees and costs) (collectively, the “Losses”) resulting directly or indirectly form (a) any inaccuracy, misrepresentation, breach of warranty or non-fulfillment of any of the representations and warranties of such party in this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, (b) any failure by such party to perform or comply with any agreement, covenant or obligation in this Agreement.

6.2           Survival. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the date hereof until the expiration of the applicable statute of limitations.

7.           Miscellaneous.

7.1           Further Assurances.  From time to time, whether at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

7.2           Notices.  All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the parties as indicated on the signature page hereto.  Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

7.3           Choice of Law; Jurisdiction.  This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.  Each of the parties agrees to submit to the jurisdiction of the federal or state courts located in Law Vegas, Nevada, in any actions or proceedings arising out of or relating to this Agreement.  Each of the parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consents to the service of any complain t, summons, notice or other process relating to any such action o proceeding by delivery thereof to such party as set forth in Section 7.2 above and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.  EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE IRGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

7.4           Assignment.  Each party’s rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party’s prior written consent, and any such assignment or attempted assignment shall be void, of no force and effect, and shall constitute a material default by such party.

7.6           Amendments.  This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto.

7.7           Waivers.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.  No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

7.8           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.9           Severability.  If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith to modify Agreement so as to effect the original intent of the parties as closely as possible in an acceptance manner in order that the transactions contemplated hereby be consummated as originally contemplated in the fullest extent possible.

7.10           Interpretation.  The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s).  The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has  been fully explained to its satisfaction by counsel of its own choosing.

8.           Escrow.

8.1           Escrow Agent.  The parties agree that the Company’s transfer agent shall act as escrow agent for transaction, which is Manhattan Transfer Registrar Company, located at 57 Eastwood Road, Miller Place, NY 11764.

8.2           Escrow Deposit by Sellers.  Upon the signature and execution of this Agreement, Sellers agree to deposit one million (1,000,000) shares of U.S. Rare Earths, Inc. common stock with the Company’s transfer agent to be held in escrow pursuant to the Escrow Agreement attached here as Exhibit A.

8.3           Escrow Deposit by Purchaser.  Upon the signature and execution of this Agreement, Purchasers agree to deposit the sum of One Million Dollars ($1,000,000) (the “Purchase Funds”) with the Company’s transfer agent to be held in escrow pursuant to the Escrow Agreement attached her as Exhibit A.

8.4           Disbursement.  Upon Closing, the transfer agent will immediately disburse the Purchase Funds and Shares as contemplated by this Agreement.

[Remainder of Page Intentionally Left Blank: Signature Page to Follow]

IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement as of the date first above written.

PURCHASER:

By:	/s/ John Victor Lattimore, Jr.
Name:	John Victor Lattimore, Jr.

SELLERS

By:	/s/ H. Deworth Williams
Name:	H. Deworth Williams

By:	/s/ Edward F. Cowle
Name:	Edward F. Cowle

By:	/s/ Geoff Williams
Name:	Geoff Williams